                                                                     Exhibit 1.5
                         [LEHMAN BROTHERS LOGO OMITTED]

                  VARIABLE EQUITY FORWARD ISSUANCE TRANSACTION

Date:            December 15, 2005

To:              Scottish Re Group Limited
                 Crown House, Third Floor
                 4 Par-la-Ville Road
                 Hamilton, Bermuda HM 08

                Attention:  Dean Miller
                Facsimile:  441-295-7576
                Telephone:  441-298-4395

From:           Lehman Brothers, Inc., acting as Agent,
                Lehman Brothers OTC Derivatives Inc., acting as Principal
                Attention:   Andrew Yare - Transaction Management Group
                Facsimile:   646-885-9546 (United States of America)
                Telephone:   212-526-9986

Ref. Numbers:

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Dear Sir or Madam:

The purpose of this communication (this "CONFIRMATION") is to confirm the terms and conditions of the transaction (the "TRANSACTION") entered into between
Lehman Brothers OTC Derivatives Inc. ("PARTY A") and Scottish Re Group Limited
("PARTY B") on the Trade Date specified below. This Confirmation constitutes a
"Confirmation" as referred to in the Agreement specified below. This
Confirmation is sent on behalf of both Lehman Brothers, Inc. and Lehman Brothers
OTC Derivatives Inc.. LEHMAN BROTHERS OTC DERIVATIVES INC. IS NOT A MEMBER OF
THE SECURITIES INVESTOR PROTECTION CORPORATION.

This Confirmation evidences a complete and binding agreement between Party A and
Party B as to the terms of the Transaction to which this Confirmation relates.
This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross
Border) (the "AGREEMENT") as if we had executed an agreement in such form (but without any Schedule) on the Trade Date of this Transaction. In the event of any inconsistency between the provisions of that Agreement, and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives
Definitions (the "EQUITY DEFINITIONS") and the 2000 ISDA Definitions (the "SWAP
DEFINITIONS", and together with the Equity Definitions, the "DEFINITIONS"), in each case as published by the International Swaps and Derivatives Association,
Inc. ("ISDA"), are incorporated into this Confirmation. References herein to
"Transaction" shall be deemed references to "Swap Transaction" for purposes of the Swap Definitions. In the event of any inconsistency between the Equity
Definitions and the Swap Definitions, the Equity Definitions will govern. In the event of any inconsistency between either set of Definitions and this
Confirmation, this Confirmation will govern.

Party A and Party B each represents that entering into the Transaction is within its capacity, is duly authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party. Party A and Party B each represents that (a) it is not relying on the other party in connection with its decision to enter into this Transaction, and neither party is acting as an

advisor to or fiduciary of the other party in connection with this Transaction regardless of whether the other party provides it with market information or its views; (b) it understands the risks of the Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and
(c) it has determined based upon its own judgment and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Transaction is appropriate for such party in light of its financial capabilities and objectives. Party A and Party B each represents that upon due execution and delivery of this Confirmation, it will constitute a legally valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable principles of bankruptcy and creditors' rights generally and to equitable principles of general application.

The terms of the Transaction to which this Confirmation relates are as follows:

      Agent:                  Lehman Brothers Inc. ("LBI") is acting as agent on
                              behalf of Party A and Party B for this
                              Transaction. LBI has no obligations, by guarantee,
                              endorsement or otherwise, with respect to the
                              performance of this Transaction by either party.

      Trade Date:             December 15, 2005

      Effective Date:         December 21, 2005

      Buyer:                  Party A

      Seller:                 Party B

      Shares:                 Ordinary  shares of Scottish Re Group Limited (the
                              "ISSUER") Ticker Symbol: ("SCT")

      Number of Shares:       1,644,737 (such Number of Shares, absent
                              adjustments made pursuant to "Share Adjustments"
                              and "Extraordinary Events" hereunder, being the
                              maximum number of Shares deliverable under this
                              Transaction); provided that if Party A determines
                              at any time that it (or its affiliates) will be
                              unable to complete the public sale of Shares
                              pursuant to "Registration" below in compliance
                              with all applicable securities laws and
                              regulations in an amount equal to the Number of
                              Shares for any reason whatsoever (including,
                              without limitation, the unavailability of an
                              effective Registration Statement (as defined
                              below) or legally sufficient Prospectus (as
                              defined below) required for such sales), Party A
                              shall have the right to reduce the Number of
                              Shares (and correspondingly the Forward Price) to
                              an amount elected by it in its sole discretion
                              that is no more than the number of Shares that
                              Party A has publicly sold prior to such time under
                              the Registration Statement, and the Calculation
                              Agent shall make adjustments to this Transaction
                              to account for such lesser Number of Shares so
                              selected by Party A. If Party A makes an
                              adjustment pursuant to this provision, Party A
                              shall pay to Party B within 5 Currency Business
                              Days an amount equal to (a) the product of (i) the
                              Gross Spread

                      Effort ID: [ ] / Global Deal ID: [ ]

                              multiplied by (ii) the difference between (A) one
                              minus (B) the quotient of (x) the Number of Shares
                              after making such an adjustment divided by (y) the
                              Number of Shares prior to making such an
                              adjustment, plus (b) the product of (i) the
                              Premium multiplied by (ii) the difference between
                              (A) one minus (B) the quotient of (x) the Number
                              of Shares after making such an adjustment divided
                              by (y) the Number of Shares prior to making such
                              an adjustment, minus (c) the amount of any loss
                              incurred by Party A due to the inability to hedge
                              or in unwinding or re-establishing hedges to this
                              Transaction as a result of the adjustment in
                              Number of Shares, including benefit of the
                              bargain.

  Forward Price:              USD 37,500,000

  Fees:                       On the third Currency Business Day following the
                              Trade Date, Party B shall pay to Party A an amount
                              equal to the sum of (i) the Premium and (ii) the
                              Gross Spread by wire transfer of immediately
                              available funds to an account specified by Party A

  Premium:                    USD 1,578,947.52 (USD 0.96 per Share)

  Gross Spread:               4.75% multiplied by the Number of Shares
                              multiplied by USD 24.00

  Prepayment:                 Inapplicable

  Variable Obligation:        Applicable

  Forward Floor Price:        USD 22.80

  Forward Cap Price:          USD 28.80

  Exchange:                   New York Stock Exchange

  Related Exchange:           All Exchanges

EARLY PAYMENTS:

  Draw Down Notional Amount:  An amount specified by Party B to Party A upon five Scheduled Trading Days' notice prior to the
                              Draw Down Payment Date; provided that the
                              aggregate amount of all Draw Down Notional Amounts
                              (the "AGGREGATE DRAW DOWN NOTIONAL AMOUNT")
                              specified by Party B from time to time shall not
                              exceed 75% of the Forward Price.

                              Each Draw Down Notional Amount will be at least
                              USD 10,000,000, unless the amount permitted to be
                              drawn in accordance with the preceding paragraph
                              is less than USD 10,000,000, in which case such
                              lesser amount may be drawn.

                      Effort ID: [ ] / Global Deal ID: [ ]

  Draw Down Amount:           With respect to a Draw Down Notional Amount, the
                              amount calculated by the Calculation Agent as of
                              the Draw Down Payment Date equal to the quotient
                              of (i) the Draw Down Notional Amount divided by
                                                       Days
                              (ii) (1 + Discount Rate) ----
                                                       360

                              Where,

                              "DISCOUNT RATE" is the sum of (i) the zero coupon
                              rate derived by the Calculation Agent from the
                              swaps curve shown on Bloomberg Page USSW as of
                              11:00 a.m. London time. The rate will be
                              determined (using linear interpolation as needed)
                              for a tenor equal to Days. The rate will be
                              expressed as a simple, non-compounded interest
                              rate on an Actual/360 day-count basis. If that
                              Bloomberg page is no longer published, is
                              unavailable or reflects information which the
                              Calculation Agent believes erroneous, then the
                              Calculation Agent may select a different third
                              party source of like curves and (ii) 30 basis
                              points.

                              "DAYS" means the number of days from and including
                              the Draw Down Payment Date to but excluding the
                              Scheduled Maturity Date.

  Draw Down Payment Date:     The date specified by Party B as the payment date
                              for the related Draw Down Amount; provided that no
                              Draw Down Payment Date shall occur (i) prior to
                              Party B receiving notice from Party A that Party A
                              has completed the public sale of the Number of
                              Shares pursuant to "Registration" below in
                              compliance with all applicable securities laws and
                              regulations and (ii) after the first Valuation
                              Date.

  Early Payment:              On each Draw Down Payment Date, Party A shall pay
                              to Party B the Draw Down Amount by wire transfer
                              of immediately available funds to an account
                              specified by Party B.

VALUATION:

  Settlement Calculations:    For purposes of determining the Forward Cash
                              Settlement Amount and the Number of Shares to be
                              Delivered, the Transaction shall be split into 30
                              components of equal size (each, a "COMPONENT"),
                              with the Number of Shares allocated equally among
                              them. Each Component will have its own Valuation
                              Date, with the Number of Shares to be Delivered
                              for such Component being determined as if it were
                              a separate Transaction; provided that the
                              Settlement Date in respect of all Components shall
                              be the

                      Effort ID: [ ] / Global Deal ID: [ ]

                              Settlement Date determined as set forth in Section
                              9.4 of the Equity Definitions for the Valuation
                              Date of the final Component hereunder; provided
                              further that if Party B elects Cash Settlement or
                              Net Share Settlement pursuant to "Settlement
                              Method Election" below, Party A may increase the
                              number of Components and the corresponding number
                              of Valuation Dates if in its sole good faith
                              discretion Party A deems such increase prudent in
                              light of the federal securities laws; provided
                              further that, the Calculation Agent may increase
                              the number of Components and the corresponding
                              number of Valuation Dates (and, if such increase
                              occurs following the first Valuation Date, make
                              the appropriate corresponding adjustment to the
                              Number of Shares to be Delivered), such number of
                              Components and Valuation Dates not to exceed 60,
                              if in the sole good faith discretion of the
                              Calculation Agent market conditions necessitate
                              such an increase.

  Valuation Time:             The close of trading on the Exchange, without
                              regard to extended trading hours.

  Valuation Date:             For each Component, as set forth in Annex A
                              hereto, with all Valuation Dates for all
                              Components to be the 30 consecutive Scheduled
                              Trading Days beginning on, and including, the
                              twenty-ninth Scheduled Trading Day immediately
                              preceding the Scheduled Maturity Date, subject to
                              any adjustment pursuant to "Settlement
                              Calculations"; provided that if any such date is a
                              Disrupted Day, the Valuation Date for the relevant
                              Component shall be the first succeeding Scheduled
                              Trading Day that is not a Disrupted Day and which
                              is not, or is not deemed to be, a Valuation Date
                              in respect of any other Component under this
                              Transaction; provided further that if the
                              Valuation Date for the relevant Component has not
                              occurred pursuant to the preceding proviso as of
                              the eighth Scheduled Trading Day following the
                              scheduled Valuation Date for the final Component,
                              that eighth Scheduled Trading Day shall be the
                              Valuation Date (irrespective of whether such day
                              is a Valuation Date in respect of any other
                              Component under this Transaction) and the
                              Settlement Price shall be the price determined by
                              the Calculation Agent.

  Market Disruption Event:    For purposes of this Transaction (including the
                              provisions relating to Forward Price), Section
                              6.3(a)(ii) of the 2002 Definitions is replaced by
                              the following:

                              "(ii) an Exchange Disruption, which in either case
                              the Calculation Agent determines is material,
                              occurs at

                      Effort ID: [ ] / Global Deal ID: [ ]

                                    any time during regular trading hours on the
                                    Exchange on the relevant Scheduled Trading
                                    Day, or"

  Scheduled Maturity Date:          December 29, 2006

SETTLEMENT TERMS:

  Settlement Currency:              USD

  Settlement Price:                 The volume-weighted average price calculated
                                    based on the prices of the Shares traded on
                                    the Exchange on the relevant Valuation Date.

  Settlement Method Election:       Applicable; provided that Party B shall also
                                    be entitled to elect Net Share Settlement
                                    (as defined below); provided further that if
                                    Party B elects Cash Settlement or Net Share
                                    Settlement with respect to this Transaction,
                                    Party B shall, on the Settlement Method
                                    Election Date, deemed to have made the
                                    representation contained in the last
                                    sentence of paragraph (i) of "Additional
                                    Representations, Warranties and Agreements
                                    of Party B" below to Party A. For the
                                    avoidance of doubt, the parties hereto agree
                                    that the election that Party B makes
                                    pursuant to this paragraph shall apply to
                                    all Components.

  Electing Party:                   Party B

  Settlement Method Election Date:  The 75th Scheduled Trading Day prior to the
                                    Scheduled Maturity Date

  Default Settlement Method:        Physical Settlement

PHYSICAL SETTLEMENT TERMS:

Physical Settlement:                Applicable; provided that, notwithstanding
                                    Section 9.2(a)(ii) of the Equity
                                    Definitions, on the Settlement Date, Party A
                                    will pay to Party B an amount equal to the
                                    difference between (i) the Forward Price
                                    minus (ii) the Aggregate Draw Down Notional
                                    Amount, and Party B will deliver to Party A
                                    the Number of Shares to be Delivered and
                                    will pay to Party A the Fractional Share
                                    Amount, if any, in respect of all Valuation
                                    Dates for all Components hereunder.

  Number of Shares to be Delivered: Notwithstanding Section 9.5 of the Equity
                                    Definitions, the Number of Shares to be
                                    Delivered in respect of each Component shall
                                    be:

                                    (i)   if the Settlement Price is less than
                                          or equal to the Forward Floor Price,
                                          the Number of Shares for such
                                          Component;

                                    (ii)  if the Settlement Price is greater
                                          than the Forward Floor Price but less
                                          than or equal to the Forward Cap
                                          Price, a number of Shares equal to the

                      Effort ID: [ ] / Global Deal ID: [ ]

                                    Forward Price divided by the Settlement
                                    Price divided by the number of Components;
                                    and

                              (iii) if the Settlement Price is greater than the
                                    Forward Cap Price, a number of Shares equal
                                    to the product of (A) 1 minus the quotient
                                    of (1) the difference between (x) Forward
                                    Cap Price minus (y) the Forward Floor Price
                                    divided by (2) the Settlement Price,
                                    multiplied by (B) the Number of Shares for
                                    such Component.

  Failure to Deliver:         Inapplicable.

CASH SETTLEMENT TERMS:

  Cash Settlement:            Applicable, provided that Party B properly elects
                              cash settlement in accordance with the conditions
                              set forth in the "Settlement Method Election"
                              provision above.

                              (i) If the Cash Settlement Amount is a positive
                              number, Party B shall pay to Party A the Cash
                              Settlement Amount on the Cash Settlement Payment
                              Date.

                              (ii) If the Cash Settlement Amount is a negative
                              number, Party A shall pay to Party B the absolute
                              value of the Cash Settlement Amount on the Cash
                              Settlement Payment Date.

 Cash Settlement Amount:      An amount, as calculated by the Calculation Agent,
                              equal to the sum of (i) the Forward Cash
                              Settlement Amount plus (ii) the Aggregate Draw
                              Down Notional Amount.

Cash Settlement Payment Date  Three (3) Currency Business Days following the final Valuation Date.

NET SHARE SETTLEMENT TERMS:

  Net Share Settlement:

                              Applicable; provided that Party B properly elects
                              net share settlement in accordance with the
                              conditions set forth in the "Settlement Method
                              Election" provision above.

                              (i) If the Cash Settlement Amount is a positive
                              number, Party B shall deliver to Party A a number
                              of Shares equal to the quotient of (A) the Cash
                              Settlement Amount divided by (B) the Settlement
                              Price on the Valuation Date.

                              (ii) If the Cash Settlement Amount is negative,
                              Party A shall deliver to Party B a number of
                              Shares equal to the quotient of (A) the absolute
                              value of the Cash Settlement Amount divided by (B)
                              the Settlement Price on the Valuation Date.

                      Effort ID: [ ] / Global Deal ID: [ ]

                                 No fractional Shares shall be delivered in
                                 connection with Net Share Settlement, and the
                                 value of any fractional Share otherwise
                                 deliverable shall be paid in cash on the
                                 relevant Net Share Settlement Date (such value
                                 to be determined by multiplying such fractional
                                 Share by the Settlement Price on the relevant
                                 Valuation Date).

                                 If the Transaction is to be Net Share Settled,
                                 the provisions of Sections 9.8, 9.9, 9.10, 9.11
                                 and 9.12 of the Equity Definitions will be
                                 applicable, except that all references in such
                                 provisions to "Physically Settled" shall be
                                 read as references to "Net Share Settled". "Net
                                 Share Settled" in relation to a Transaction
                                 means that Net Share Settled is applicable to
                                 the Transaction.

SHARE ADJUSTMENTS:               Method of Adjustment: Calculation Agent
                                 Adjustment; provided, however, that adjustments
                                 may be made to account for changes in
                                 volatility, expected dividends, stock loan rate
                                 and liquidity relative to the relevant Share
                                 but only in respect of Potential Adjustment
                                 Events of the types described in Sections
                                 11.2(e)(ii)(B) and 11.2(e)(ii)(C) or Section
                                 11.2(e)(vi) of the 2002 Definitions, any
                                 Announcement Event, and events of the types
                                 described in Sections and 11.2(e)(vii) to the
                                 extent analogous to the foregoing.

                                 "Announcement Event" shall mean the occurrence
                                 of the Announcement Date of a Merger Event or
                                 Tender Event and will constitute a Potential
                                 Adjustment Event, if the Merger Date or Closing
                                 Date does not occur on or prior to the final
                                 Valuation Date.

EXTRAORDINARY EVENTS:

CONSEQUENCES OF MERGER EVENTS:

  Share-for-Share:               Modified Calculation Agent Adjustment

  Share-for-Other:               Cancellation and Payment

                                 (Calculation Agent Determination)

  Share-for-Combined:            Modified Calculation Agent Adjustment

TENDER OFFER:                    Applicable

CONSEQUENCES OF TENDER OFFERS:

  Share-for-Share:               Modified Calculation Agent Adjustment

                      Effort ID: [ ] / Global Deal ID: [ ]

  Share-for-Other:               Modified Calculation Agent Adjustment

  Share-for-Combined:            Modified Calculation Agent Adjustment

  New Shares:                    The definition of "New Shares" in Section 12.1
                                 of the Equity Definitions shall be amended by
                                 deleting subsection (i) in its entirety and
                                 replacing it with the following: "(i) the
                                 shares are re-listed, re-traded or re-quoted on
                                 any exchange or quotation system which
                                 qualifies as an Exchange under Section 1.25(b)
                                 of the Definitions and".

  Tender Offers:                 The definition of "Tender Offer" in Section
                                 12.1 of the Equity Definitions will be amended
                                 by replacing the phrase "outstanding voting
                                 shares of the Issuer" in the fourth line
                                 thereof with "outstanding Shares of the
                                 Issuer".

  Modified Calculation Agent     For greater certainty, the definition of
  Adjustment:                    "Modified Calculation Adjustment" in Sections
                                 12.2 and 12.3 of the Equity Definitions shall
                                 be amended by adding the following italicized
                                 language after the stipulated parenthetical
                                 provision: "(including adjustments to account
                                 for changes in volatility, expected dividends,
                                 stock loan rate or liquidity relevant to the
                                 Shares or to the Transaction) from the
                                 Announcement Date to the Merger Date (Section
                                 12.2) or Tender Offer Date (Section 12.3),"

  Composition of Combined
  Consideration:                 Not Applicable

  Nationalization or Delisting:  Applicable

  Delisting:                     Notwithstanding Section 12.6(a)(iii) of the
                                 2002 Definitions, it will constitute a
                                 Delisting if the shares are re-listed,
                                 re-traded or re-quoted on any exchange or
                                 quotation system which does not qualify as an
                                 Exchange under Section 1.25(b) of the
                                 Definitions.

ADDITIONAL DISRUPTION EVENTS:

  Change in Law:                 Applicable

  Insolvency,  Insolvency Filing Notwithstanding anything to the contrary in the
  and Other Bankruptcy Events:   Insolvency Filing or any event set forth under
                                 Section 5(a)(vii) of the Agreement, this
                                 Confirmation and all obligations and rights of
                                 Party A and Party B hereunder, including the
                                 rights and obligations of Party A to pay the
                                 Forward Price and Party B to deliver Shares,
                                 shall immediately and automatically terminate,
                                 without the necessity of any notice, payment or
                                 action by any party.

                                 The definition of "Insolvency Filing" in
                                 Section 12.9 of the Equity Definitions shall be
                                 amended by deleting the clause "provided that
                                 such proceedings instituted

                      Effort ID: [ ] / Global Deal ID: [ ]

                                 or petitions presented by creditors and not
                                 consented to by the Issuer shall not be deemed
                                 an Insolvency Filing" at the end of such
                                 definition and replacing it with the following:
                                 "; or it has instituted against it a proceeding
                                 seeking a judgment of insolvency or bankruptcy
                                 or any other relief under any bankruptcy or
                                 insolvency law or other similar law affecting
                                 creditors' rights, or a petition is presented
                                 for its winding-up or liquidation by a creditor
                                 and such proceeding is not dismissed,
                                 discharged, stayed or restrained in each case
                                 within fifteen (15) days of the institution or
                                 presentation thereof."

  Hedging Disruption:            Applicable

  Increased Cost of Hedging:     Applicable

  Loss of Stock Borrow:          Applicable

                                 Section 12.9(a)(vii) and Section 12.9(b)(iv) of
                                 the Equity Definitions are amended by deleting
                                 all references to "a rate equal to or less than
                                 the Maximum Stock Loan Rate" and replacing them
                                 with "a Stock Collateral Rate that is equal to
                                 or greater than the Minimum Stock Loan Rate."
                                 For greater certainty, the Stock Collateral
                                 Rate will be deemed to be greater than the
                                 Minimum Stock Loan Rate if the spread below the
                                 applicable floating rate decreases.

                                 "STOCK COLLATERAL RATE" means the rate of
                                 return on collateral posted in connection with
                                 any Shares borrowed in connection with a
                                 Transaction, net of any costs or fees
                                 (including, for greater certainty, any lender's
                                 borrow fees).

  Minimum Stock Loan Rate:       Fed Funds - 2.0%

  Increased Cost of Stock        Applicable
  Borrow:

                                 Section 12.9(a)(viii) of the Equity Definitions
                                 shall be deleted in its entirety and replaced
                                 with the following:

                                 "Increased Cost of Stock Borrow" means that the
                                 Hedging Party would earn a Stock Collateral
                                 Rate that is less than the Initial Stock Loan
                                 Rate. For greater certainty, the Stock
                                 Collateral Rate will be deemed to be less than
                                 the Initial Stock Loan Rate if the spread below
                                 the applicable floating rate increases.

                                 Section 12.9 (b)(v) of the Equity Definitions
                                 is amended by deleting all references to "a
                                 rate equal to or less than the Initial Stock
                                 Loan Rate" and replacing them with "a Stock
                                 Collateral Rate that is equal to or

                      Effort ID: [ ] / Global Deal ID: [ ]

                                       10

                                 greater than the Initial Stock Loan Rate".

  Initial Stock Loan Rate:       USD-Federal Funds Rate minus 20 basis points,
                                 as adjusted by the Calculation Agent to reflect
                                 any subsequent Price Adjustment due to an
                                 Increased Cost of Stock Borrow.

  Hedging Party:                 Party A

  Determining Party:             Party A

  Agreements and Acknowledgments Applicable
  Regarding Hedging Activities:

  Additional Event of Default:   In addition to the Events of Default set forth
                                 in the Agreement, it shall be an Event of
                                 Default with respect to which Party B is the
                                 Defaulting Party if (i) any representation made
                                 at the time the Underwriting Agreement is
                                 entered into or repeated on the Closing Date
                                 (as defined in the Underwriting Agreement) by
                                 Party B in the Underwriting Agreement (or any
                                 certificate delivered thereunder) proves to
                                 have been incorrect or misleading in any
                                 material respect when made or repeated or (ii)
                                 any representation contained in Sections 1(I)
                                 (b), (q) or (y) of the Underwriting Agreement
                                 deemed to be made on any day proves to have
                                 been incorrect or misleading in any material
                                 respect when deemed to have been made unless
                                 Party B shall have given notice to Party A that
                                 such representation is not to be deemed to be
                                 made on such day.

MISCELLANEOUS:

  Additional Provisions:         (a) Party B represents and warrants that it has
                                 received and read and understands the Notice of
                                 Regulatory Treatment and the OTC Option Risk
                                 Disclosure Statement.

                                 (b) The Agent will furnish Party B upon written
                                 request a statement as to the source and amount
                                 of any remuneration received or to be received
                                 by the Agent in connection with the Transaction
                                 evidenced hereby.

                                 (c) Notwithstanding any provision of the
                                 Agreement, or any other agreement between the
                                 parties to the contrary, the obligations of
                                 Party B hereunder are not secured by any
                                 collateral. Party A may set off its obligations
                                 under this Confirmation against any other
                                 contract or agreement with Party B relating to
                                 Shares entered into on the same Trade Date,
                                 whether such contract or agreement settles in
                                 Shares, cash or any other property or
                                 securities.

                      Effort ID: [ ] / Global Deal ID: [ ]

                                       11

                                 (d) Immediately upon the Registration Statement
                                 and the Prospectus first becoming available
                                 following the Issuer's first earnings
                                 announcement date in 2006 (the "EARNINGS
                                 ANNOUNCEMENT"), if the price of the Shares is
                                 less than the price of the Shares on Trade
                                 Date, Party A may elect to reduce the Number of
                                 Shares (and correspondingly the Forward Price
                                 by an amount that Party A reasonably deems
                                 necessary to reflect increases in its "hedge
                                 ratio" against this Transaction. For the
                                 avoidance of doubt, the parties hereto agree
                                 that (i) Party A shall be entitled to make an
                                 election pursuant to this paragraph only once,
                                 (ii) in making such adjustments, Party A shall
                                 act reasonably to preserve the value of the
                                 initial transaction to Party A. If Party A
                                 makes an adjustment pursuant to this provision,
                                 Party A shall pay to Party B within 5 Currency
                                 Business Days an amount equal to (a) the
                                 product of (i) the Gross Spread multiplied by
                                 (ii) the difference between (A) one minus (B)
                                 the quotient of (x) the Number of Shares after
                                 making such an adjustment divided by (y) the
                                 Number of Shares prior to making such an
                                 adjustment, plus (b) the product of (i) the
                                 Premium multiplied by (ii) the difference
                                 between (A) one minus (B) the quotient of (x)
                                 the Number of Shares after making such an
                                 adjustment divided by (y) the Number of Shares
                                 prior to making such an adjustment, minus (c)
                                 the amount of any loss incurred by Party A due
                                 to the inability to hedge or in unwinding or
                                 re-establishing hedges to this Transaction as a
                                 result of the adjustment in Number of Shares,
                                 including benefit of the bargain.

                                 (e) For the avoidance of doubt, both parties
                                 hereto acknowledge and agree that any Shares
                                 issued by Party B hereunder shall be issued at
                                 a price not less than their par value and any
                                 Shares delivered by Party A to Party B pursuant
                                 to Net Share Settlement hereunder shall be
                                 redeemed or repurchased by Party B in
                                 accordance with the provisions, terms and
                                 conditions of the Companies Law (2004
                                 Revisions) of the Cayman Islands and Party B's
                                 articles of association.

Conditions to Effectiveness:     The obligations of Party A hereunder shall be
                                 subject to the conditions precedent that (i)
                                 the representations and warranties of Party B
                                 contained in the Underwriting Agreement, dated
                                 the date hereof, among Party A, Party B, Bear,
                                 Stearns & Co. Inc., Lehman Brothers Inc. and
                                 the other underwriters named therein (the
                                 "UNDERWRITING AGREEMENT") and any certificate
                                 delivered pursuant thereto by Party B

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                                       12

                                 be true and correct on the Effective Date as if
                                 made on the Effective Date, (ii) Party B have
                                 performed all of the obligations required to be
                                 performed by it under the Underwriting
                                 Agreement on or prior to the Effective Date and
                                 (iii) the conditions set forth in Section 6 of
                                 the Underwriting Agreement shall have been
                                 satisfied or waived by the representatives of
                                 the underwriters thereunder.

  Additional Termination Events: Each of the following shall constitute an
                                 "ADDITIONAL TERMINATION EVENT" and Party B
                                 shall be the sole Affected Party pursuant to
                                 such Additional Termination Event:

                                 (a) Party B declares, on any day following the
                                 Trade Date, a distribution, issue or dividend
                                 to existing holders of the Shares of (i) an
                                 extraordinary cash dividend, (ii) a regular
                                 quarterly dividend in an amount greater than
                                 USD 0.05 per Share per quarter (such quarterly
                                 dividends, adjusted by the Calculation Agent
                                 for stock splits, or stock dividends relating
                                 to the Shares), or (iii) securities or share
                                 capital of another issuer acquired or owned
                                 (directly or indirectly) by Party B as a result
                                 of a spin-off or other similar transaction or
                                 (iv) any other type of securities (other than
                                 Shares, which may constitute a Potential
                                 Adjustment Event), rights or warrants or other
                                 assets, in any case for payment (cash or other
                                 consideration) at less than the prevailing
                                 market price as determined by Party A.

  Additional Representations,    In addition to the representations set forth in
  Warranties and Agreements      the Agreement, Party B further represents,
  of Party B:                    warrants and agrees that;

                                 (a) It is not entering into this Transaction on
                                 behalf of or for the accounts of any other
                                 person or entity, and will not transfer or
                                 assign its obligations under this Transaction
                                 or any portion of such obligations to any other
                                 person or entity except in compliance with
                                 applicable laws and the terms of this
                                 Transaction.

                                 (b) If Party B purchases any Shares pursuant to
                                 this Transaction, such purchase(s) will comply
                                 with (i) all laws and regulations applicable to
                                 it and (ii) all contractual obligations of
                                 Party B.

                                 (c) At all times until termination of this
                                 Transaction, Party B is an "eligible contract
                                 participant" as the term is defined in the
                                 Commodity Futures Modernization Act of 2000.

                                 (d) Any Shares, when issued and delivered in

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                                       13

                                 accordance with the terms of the Transaction,
                                 will be duly authorized and validly issued,
                                 fully paid and nonassessable, and the issuance
                                 thereof will not be subject to any preemptive
                                 or similar rights.

                                 (e) Party B has reserved and will keep
                                 available, free from preemptive rights, out of
                                 its authorized but unissued Shares, solely for
                                 the purpose of issuance upon settlement of the
                                 Transaction as herein provided the full number
                                 of Shares as shall then be issuable upon
                                 Physical Settlement of the Transaction. For the
                                 avoidance of doubt, the parties hereto
                                 acknowledge that such number of reserved shares
                                 does not need to exceed the Number of Shares.
                                 All Shares so issuable upon Physical Settlement
                                 or Net Physical Settlement of the Transaction
                                 shall, upon such issuance, be accepted for
                                 listing on the Exchange.

                                 (f) Party B agrees not to repurchase any Shares
                                 if, immediately following such repurchase, the
                                 Number of Shares would be equal to or greater
                                 than 4.0% of the number of then-outstanding
                                 Shares.

                                 (g) Party B is not insolvent, nor will Party B
                                 be rendered insolvent as a result of this
                                 Transaction.

                                 (h) Neither Party A nor any of its affiliates
                                 has advised Party B with respect to any legal,
                                 regulatory, tax, accounting or economic
                                 consequences arising from this Transaction,
                                 and neither Party A nor any of its affiliates
                                 is acting as agent (other than LBI as dual
                                 agent if specified above), or advisor for
                                 Party B in connection with this Transaction.

                                 (i) Each of Party B's required filings under
                                 the Securities Act (as defined below) and the
                                 Securities Exchange Act of 1934, as amended
                                 (the "Exchange Act") have been filed and that,
                                 as of the respective dates thereof, such
                                 filings (when considered together with the
                                 Issuer's filings under the Exchange Act) did
                                 not include any untrue statement of a material
                                 fact or omit to state any material fact
                                 required to be stated therein or necessary to
                                 make the statements therein not misleading. It
                                 is not entering into this Transaction while in
                                 possession of material non-public information
                                 concerning the business, operations or
                                 prospects of the Issuer.

                                 (j) It is not entering into this Transaction to
                                 create actual or apparent trading activity in
                                 the Shares (or any security convertible into or
                                 exchangeable for Shares), to manipulate the
                                 price of the Shares (or any

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                                       14

                                 security convertible into or exchangeable for
                                 Shares) or to facilitate a distribution of
                                 Shares (or any security convertible into or
                                 exchangeable for Shares).

                                 (k) It has not entered into any obligation that
                                 would contractually limit it from effecting its
                                 performance of the transactions contemplated
                                 hereby and it agrees not to enter into any such
                                 obligation during the term of this Transaction.

                                 (l) The Transaction has been approved by its
                                 board of directors and that such Transaction
                                 has been publicly disclosed.

  Registration:                  (a) A registration statement ("REGISTRATION
                                 STATEMENT"), which shall be a shelf
                                 registration statement filed pursuant to Rule
                                 415 under the Securities Act of 1933, as
                                 amended (the "SECURITIES ACT"), and a
                                 prospectus thereunder (the "PROSPECTUS"),
                                 covering the public sale of the Number of
                                 Shares hereunder shall have been filed with,
                                 and become effective pursuant to the rules of,
                                 the Securities and Exchange Commission no later
                                 than one Exchange Business Day prior to the
                                 Trade Date, and such Registration Statement
                                 shall continue to be in effect and such
                                 Prospectus shall be legally usable at all times
                                 (other than the period commencing on the first
                                 day of each fiscal quarter of the Issuer to the
                                 day of the Earnings Announcement; provided that
                                 solely for the first fiscal quarter of 2006
                                 such period shall commence on January 7, 2006,
                                 and during such other periods when Party B
                                 notifies Party A that it is in possession of
                                 material non-public information that the board
                                 of directors of Party B has determined would be
                                 in the best interests of Party B not to
                                 disclose publicly) to and including the date
                                 that Party A or it's affiliate(s) has fully and
                                 completely established its hedge by selling an
                                 amount of Shares equal to the Number of Shares
                                 under such Registration Statement and such
                                 Prospectus.

                                 (b) The contents of such Registration Statement
                                 and Prospectus (including, without limitation,
                                 any sections describing the plan of
                                 distribution) shall be reasonably satisfactory
                                 to Party A and such affiliate(s),

                                 (c) Party A and such affiliate(s) shall have
                                 been afforded a reasonable opportunity to
                                 conduct a due diligence investigation with
                                 respect to Party B customary in scope for
                                 transactions pursuant to which such affiliate
                                 acts as an underwriter of equity securities and
                                 the results of such investigation are

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                                       15

                                 satisfactory to Party A or such affiliate, in
                                 its respective discretion, and

                                 (d) As of the Trade Date, the Underwriting
                                 Agreement shall have been entered into with
                                 Party A in connection with the public resale by
                                 Party A of the Shares comprising Party A's
                                 hedge.

  Covenant of Party B:           The parties acknowledge and agree that any
                                 Shares delivered by Party B to Party A on any
                                 Settlement Date and returned by Party A to
                                 securities lenders from whom Party A borrowed
                                 Shares in connection with hedging its exposure
                                 to the Transaction will be freely saleable
                                 without further registration or other
                                 restrictions under the Securities Act, in the
                                 hands of those securities lenders. Accordingly,
                                 Party B agrees that the Shares that it delivers
                                 to Party A on the Settlement Date will not bear
                                 a restrictive legend and that such Shares will
                                 be deposited in, and the delivery thereof shall
                                 be effected through the facilities of, the
                                 Clearance System.

  Private Placement Procedures:  If Party B is unable to comply with the provisions of "Covenant of Party B" above
                                 because of a change in law, or Party A
                                 otherwise determines that in its reasonable
                                 opinion any Shares or Share Termination
                                 Delivery Units to be delivered to Party A by
                                 Party B hereunder may not be freely returned by
                                 Party A to securities lenders as described
                                 under "Covenant of Party B" above, then
                                 delivery of any such Shares or Share
                                 Termination Delivery Units (the "PRIVATE
                                 SECURITIES") shall be effected pursuant to this
                                 provision, unless waived by Party A.

                                 If Party B delivers the Private Securities
                                 pursuant to this provision (a "PRIVATE
                                 PLACEMENT SETTLEMENT"), then delivery of
                                 Private Securities by Party B shall be effected
                                 pursuant to the private placement procedures
                                 set forth in Annex B; provided that Party B
                                 shall not effect a Private Placement Settlement
                                 if, on the date of any anticipated delivery as
                                 set forth hereunder, it has taken, or caused to
                                 be taken, any action that would make
                                 unavailable either the exemption pursuant to
                                 Section 4(2) of the Securities Act for the sale
                                 by Party B to Party A (or any affiliate
                                 designated by Party A) of the Private
                                 Securities or the exemption pursuant to Section
                                 4(1) or Section 4(3) of the Securities Act for
                                 resales of the Private Securities by Party A
                                 (or any such affiliate of Party A), in which
                                 case such delivery shall be delayed until, in
                                 the opinion of Party A, such exemptions are
                                 available and Party A may make an adjustment to
                                 the number of Private Securities to be

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                                       16

                                 delivered to account for any such delay.

  Maximum Share Delivery:        Notwithstanding any other provision of this
                                 Confirmation, in no event will Party B be
                                 required to deliver more than 5,000,000 Shares
                                 to Party A (as adjusted by the Calculation
                                 Agent for any stock splits, stock dividends or
                                 similar events).

  No Collateral:                 Notwithstanding any other provision of the
                                 Agreement or any other agreement between the
                                 parties to the contrary, the obligations of
                                 Party A and Party B hereunder are not secured
                                 by any collateral.

  Status of Claims in            Party A acknowledges and agrees that this
  Bankruptcy:                    Confirmation is not intended to convey to Party
                                 A rights with respect to the transactions
                                 contemplated hereby that are senior to the
                                 claims of ordinary shareholders in any
                                 bankruptcy proceedings of Party B; provided,
                                 however, that nothing herein shall limit or
                                 shall be deemed to limit Party A's right to
                                 pursue remedies in the event of a breach by
                                 Party B of its obligations and agreements with
                                 respect to this Confirmation and the Agreement.
                                 For the avoidance of doubt, nothing in this
                                 Confirmation shall limit the claim of Party A
                                 in any bankruptcy proceedings of Party B in
                                 respect of any debt obligations held by Party
                                 A.

  Alternative Calculations and   If, in respect of the on, an amount is payable
  Payment on Early Termination   by Party A to Party B, (i) pursuant to Sections
  and on Certain Extraordinary   12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity
  Events:                        Definitions (except in the event of a
                                 Nationalization, Insolvency, Tender Offer or a
                                 Merger Event, in each case, in which the
                                 consideration to be paid to holders of Shares
                                 consists solely of cash) or (ii) pursuant to
                                 Section 6(d)(ii) of the Agreement (except in
                                 the event of an Event of Default in which Party
                                 B is the Defaulting Party or a Termination
                                 Event in which Party B is the Affected Party
                                 that resulted from an event or events outside
                                 Party B's control) (a "Payment Obligation"),
                                 Party B shall have the right, in its sole
                                 discretion, to satisfy or, if applicable,
                                 require Party A to satisfy any such Payment
                                 Obligation by the Share Termination Alternative
                                 (as defined below) by giving irrevocable
                                 telephonic notice to Party A, confirmed in
                                 writing within one Currency Business Day, no
                                 later than 4:00 p.m. New York local time on the
                                 Merger Date, Tender Offer Date, Announcement
                                 Date or Early Termination Date, as applicable
                                 ("Notice of Share Termination"). Upon Notice of
                                 Share Termination the following provisions
                                 shall apply:

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                                       17

  Share Termination Alternative: Applicable and means that Party A shall deliver to Party B the Share Termination Delivery
                                 Property on the date when the Payment
                                 Obligation would otherwise be due pursuant to
                                 Section 12.7 or 12.9 of the Equity Definitions
                                 or Section 6(d)(ii) and 6(e) of the Agreement,
                                 as applicable or such later date as the
                                 Calculation Agent may determine (the "SHARE
                                 TERMINATION PAYMENT DATE"), in satisfaction of
                                 the Payment Obligation.

  Share Termination Delivery     A number of Share Termination Delivery Units,
  Property:                      as calculated by the Calculation Agent, equal
                                 to the Payment Obligation divided by the Share
                                 Termination Unit Price. The Calculation Agent
                                 shall adjust the Share Termination Delivery
                                 Property by replacing any fractional portion of
                                 a security therein with an amount of cash equal
                                 to the value of such fractional security based
                                 on the values used to calculate the Share
                                 Termination Unit Price.

  Share Termination Unit Price:  The value to Party A of property contained in one Share Termination Delivery Unit on the date
                                 such Share Termination Delivery Units are to be
                                 delivered as Share Termination Delivery
                                 Property, as determined by the Party A in its
                                 discretion by commercially reasonable means and
                                 notified by the Calculation Agent to Party A at
                                 the time of notification of the Payment
                                 Obligation and, if such value is insufficient
                                 or incorrect, from time to time thereafter..

  Share Termination Delivery     In the case of a Termination Event or Event of
  Unit:                          Default, one Share or, in the case of
                                 Nationalization, Insolvency or Merger Event or
                                 Tender Offer, a unit consisting of the number
                                 or amount of each type of property received by
                                 a holder of one Share (without consideration of
                                 any requirement to pay cash or other
                                 consideration in lieu of fractional amounts of
                                 any securities) in such Nationalization,
                                 Insolvency, Merger Event or Tender Offer, as
                                 determined by the Calculation Agent. If a Share
                                 Termination Delivery Unit consists of property
                                 other than cash or New Shares and if Party B
                                 provides irrevocable written notice to the
                                 Calculation Agent on or prior to the Merger
                                 Date that it elects to have Party A deliver
                                 cash, New Shares or a combination thereof (in
                                 such proportion as Party B designates) in lieu
                                 of such other property, the Calculation Agent
                                 will

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                                       18

                                 replace such property with cash, New Shares or
                                 a combination thereof as components of a Share
                                 Termination Delivery Unit in such amounts, as
                                 determined by the Calculation Agent in its
                                 discretion by commercially reasonable means, as
                                 shall have a value equal to the value of the
                                 property so replaced. If such Nationalization,
                                 Insolvency, Merger Event or Tender Offer
                                 involves a choice of consideration to be
                                 received by holders, such holder shall be
                                 deemed to have elected to receive the maximum
                                 possible amount of cash.

  Failure to Deliver:            Applicable

  Other applicable provisions:   If the Transaction is to be Share Termination
                                 Settled, the provisions of Sections 9.8, 9.9,
                                 9.10, 9.11 and 9.12 (as modified above) of the
                                 Equity Definitions will be applicable, except
                                 that all references in such provisions to
                                 "Physically-Settled" shall be read as
                                 references to "Share Termination Settled" and
                                 all references to "Shares" shall be read as
                                 references to "Share Termination Delivery
                                 Units". "Share Termination Settled" in relation
                                 to a Transaction means that Share Termination
                                 Settlement is applicable to the Transaction.

  Limit on Beneficial Ownership: Notwithstanding any other provisions hereof,
                                 Party A shall not be entitled to receive Shares
                                 hereunder (whether in connection with the
                                 purchase of Shares on the Settlement Date or
                                 otherwise) to the extent (but only to the
                                 extent) that such receipt would result in Party
                                 A and its affiliates beneficially owning (as
                                 such term is defined for purposes of Section
                                 13(d) of the Exchange Act) at any time in
                                 excess of 4.9% of the outstanding Shares. Any
                                 purported delivery hereunder shall be void and
                                 have no effect to the extent (but only to the
                                 extent) that such delivery would result in
                                 Party A and its affiliates directly or
                                 indirectly so beneficially owning in excess of
                                 4.9% of the outstanding Shares. If any delivery
                                 owed to Party A hereunder is not made, in whole
                                 or in part, as a result of this provision,
                                 Party B's obligation to make such delivery
                                 shall not be extinguished and Party B shall
                                 make such delivery as promptly as practicable
                                 after, but in no event later than one Exchange
                                 Business Day after, Party A gives notice to
                                 Party B that such delivery would not result in
                                 Party A and its affiliates directly or
                                 indirectly so beneficially owning in excess of
                                 4.9% of the outstanding Shares.

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                                       19

  Bankruptcy Code:               Without limiting any other protections under
                                 the Bankruptcy Code (Title 11 of the United
                                 States Code) (the "Bankruptcy Code"), the
                                 Parties hereto intend for:

                                 (a) This Transaction and the Agreement to be a
                                 "swap agreement" as defined in the Bankruptcy
                                 Code, and the parties hereto to be entitled to
                                 the protections afforded by, among other
                                 Sections, Section 560 of the Bankruptcy Code.

                                 (b) A party's right to liquidate this
                                 Transaction and to exercise any other remedies
                                 upon the occurrence of any Event of Default or
                                 Termination Event under the Agreement or this
                                 Transaction to constitute a "contractual right"
                                 as described in Section 560 of the Bankruptcy
                                 Code.

                                 (c) All payments for, under or in connection
                                 with this Transaction or the Agreement, all
                                 payments for any securities or other assets and
                                 the transfer of such securities or other assets
                                 to constitute "transfers" under a "swap
                                 agreement" as defined in the Bankruptcy Code.

                                 Right to Extend: Party A may extend, for as
                                 long as it is reasonably necessary, any
                                 Settlement Date or any other date of delivery
                                 by Party A, with respect to some or all of the
                                 Shares hereunder, if Party A determines, in its
                                 reasonable discretion, that such extension is
                                 reasonably necessary to enable Party A to
                                 effect purchases of Shares in connection with
                                 its hedging activity hereunder in a manner that
                                 would, if Party A were Party B or an affiliated
                                 purchaser of Party B, be in compliance with
                                 applicable legal and regulatory requirements.

  Addresses for Notices:         For the purpose of Section 12(a) of the
                                 Agreement:

                                 Address for notices or communications to Party
                                 A:

                                 Address:        Lehman Brothers OTC Derivatives
                                                 Inc.
                                                 745 Seventh Avenue
                                                 New York NY 10019
                                 Attention:      Stephen Roti
                                 Telephone No.:  212-526-0055
                                 Facsimile No.:  917-522-0561

                                 With a copy to:

                                 Address:        Lehman Brothers, Inc
                                                 745 Seventh Avenue
                                                 New York NY 10019
                                 Attention:      Andrew Yare
                                 Telephone No.:  212-526-9986

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                                       20

                                 Facsimile No.:  646-885-9546

                                 Address for notices or communications to Party
                                 B:

                                 Address:        Scottish Re Group Limited
                                                 Crown House, Third Floor
                                                 4 Par-la-Ville Road
                                                 Hamilton, Bermuda HM 08
                                 Attention:      Dean Miller
                                 Telephone No.:  441-298-4395
                                 Facsimile No.:  441-295-7576

  Office:                        For the purposes of this Transaction, Party A
                                 is not a Multibranch Party, and Party B is not
                                 a Multibranch Party.

  Transfer:                      Notwithstanding Section 7 of the Agreement,
                                 Party A may assign its rights and obligations
                                 under this Transaction, in whole and not in
                                 part, to any Affiliate of Lehman Brothers
                                 Holdings Inc. ("HOLDINGS") effective upon
                                 delivery to Party B of the full unconditional
                                 guarantee by Holdings, in favor of Party B, of
                                 the obligations of such Affiliate; provided,
                                 however, any provision to the contrary in the
                                 Agreement, when executed, shall take precedence
                                 over this election.

  Payments on Early Termination: Party A and Party B agree that for this
                                 Transaction, for the purposes of Section 6(e)
                                 of the Agreement, Loss and the Second Method
                                 will apply

  Governing Law:                 The laws of the State of New York (without
                                 reference to choice of law doctrine).

  Guarantee:                     The Guarantee of Holdings, which will be a
                                 Credit Support Document and which Party A will
                                 provide upon execution of this Confirmation.
                                 Holdings will be a Credit Support Provider with
                                 respect to Party A.

  Termination Currency:          USD

  Calculation Agent:             Lehman Brothers Inc.

  Waiver of Jury Trial:          Each party waives, to the fullest extent
                                 permitted by applicable law, any right it may
                                 have to a trial by jury in respect of any suit,
                                 action or proceeding relating to the
                                 Transaction. Each party (i) certifies that no
                                 representative, agent or attorney of the other
                                 party has represented, expressly or otherwise,
                                 that such other party would not, in the event
                                 of such a suit, action or proceeding, seek to
                                 enforce the foregoing waiver and (ii)
                                 acknowledges that it and the other party have
                                 been induced to enter into the Transaction, as
                                 applicable, by, among other things, the mutual
                                 waivers and certifications provided herein.

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                                       21

THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT
AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR
ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; SUCH SECURITIES MAY
NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION
UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT
TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

Please confirm your agreement with the foregoing by executing this Confirmation and returning such Confirmation, in its entirety, to us at facsimile number (+1)
646-885-9546 (United States of America), Attention: Confirmations Group.

Yours sincerely,                                 Accepted and agreed to:

LEHMAN BROTHERS OTC DERIVATIVES INC.             SCOTTISH RE GROUP LIMITED

By:    /s/ Anatoly Kozlov                        By:    /s/ Paul Goldean
       ------------------------------                   ------------------------
Name:  Anatoly Kozlov                            Name:   Paul Goldean
Title: Authorized Signatory                      Title:  EVP General Counsel

Execution time will be furnished upon Counterparty's written request.

                                                                                                        ANNEX A

                             SCHEDULE OF NUMBER OF COMPONENTS AND VALUATION DATES

Component No.                                      Valuation Date                        Number of Shares
-------------                                      --------------                        ----------------

1                                              November 15, 2006                                 54,824
2                                              November 16, 2006                                 54,824
3                                              November 17, 2006                                 54,824
4                                              November 20, 2006                                 54,824
5                                              November 21, 2006                                 54,824
6                                              November 22, 2006                                 54,824
7                                              November 27, 2006                                 54,824
8                                              November 28, 2006                                 54,824
9                                              November 29, 2006                                 54,824
10                                             November 30, 2006                                 54,824
11                                             December 01, 2006                                 54,824
12                                             December 04, 2006                                 54,824
13                                             December 05, 2006                                 54,824
14                                             December 06, 2006                                 54,825
15                                             December 07, 2006                                 54,825
16                                             December 08, 2006                                 54,825
17                                             December 11, 2006                                 54,825
18                                             December 12, 2006                                 54,825
19                                             December 13, 2006                                 54,825
20                                             December 14, 2006                                 54,825
21                                             December 15, 2006                                 54,825
22                                             December 18, 2006                                 54,825
23                                             December 19, 2006                                 54,825
24                                             December 20, 2006                                 54,825
25                                             December 21, 2006                                 54,825
26                                             December 22, 2006                                 54,825
27                                             December 26, 2006                                 54,825
28                                             December 27, 2006                                 54,825
29                                             December 28, 2006                                 54,825
30                                             December 29, 2006                                 54,825

                                                                        ANNEX B

                          PRIVATE PLACEMENT PROCEDURES

        (a) Party B shall afford Party A, and any potential buyers of the
Private Securities designated by Party A a reasonable opportunity to conduct a due diligence investigation with respect to Party B customary in scope for private offerings of such type of securities (including, without limitation, the availability of senior management to respond to questions regarding the business and financial condition of Party B and the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them), and Party A (or any such potential buyer) shall be satisfied in all material respects with such opportunity and with the resolution of any disclosure issues arising from such due diligence investigation of Party B.

        (b) Prior to or contemporaneously with the determination of the Private
Placement Price (as described below), Party B shall enter into an agreement (a
"PRIVATE PLACEMENT AGREEMENT") with Party A (or any affiliate of Party A designated by Party A) providing for the purchase and resale by Party A (or such affiliate) in a private placement (or other transaction exempt from registration under the Securities Act) of the Private Securities, which agreement shall be on commercially reasonable terms and in form and substance reasonably satisfactory to Party B and Party A (or such affiliate) and (without limitation of the foregoing) shall:

                     (i) contain customary restrictions on Party A's ability to dispose of the Private Securities other than pursuant to a registration statement or an applicable exemption from the registration requirements of the Securities Act;

                     (ii) contain indemnification and contribution provisions in connection with the potential liability of Party A and its affiliates relating to the resale by Party A (or such affiliate) of the Private Securities;

                     (iii) provide for the delivery of related certificates and representations, warranties and agreements of Party B, including those necessary or advisable to establish and maintain

            the availability of an exemption from the registration requirements of the Securities Act for Party A and resales of the Private
            Securities by Party A (or such affiliate); and

                     (iv) provide (i) for the delivery to Party A (or such
            affiliate) of customary opinions of counsel (including, without limitation, opinions relating to the due authorization, valid issuance and fully paid and non-assessable nature of the Private
            Securities and the availability of an exemption from the
            registration requirements of the Securities Act for Party A (such opinions being subject to the satisfaction of safe harbor
            requirements relating to such exemption and the adequacy of the terms of the Private Placement Agreement with respect to such exemption), and (ii) for the delivery to Party A (or such affiliate)
            of negative assurance with respect to material misstatements or omissions in filings by Party B under the Exchange Act identified by such counsel.

        (c) Party A shall determine the Private Placement Price (or, in the case of alternative termination settlement, the Termination Price) in its discretion by commercially reasonable means, which may include (without limitation):

                     (i) basing such price on indicative bids from investors;

                     (ii) taking into account any factors that are customary in pricing private sales and any and all risks and costs in connection with the resale of the Private Securities by Party A (or any affiliate of Party A designated by Party A), including, without limitation, a reasonable placement fee or spread to be retained by
            Party A (or such affiliate); and

                     (iii) providing for the payment by Party B of all fees and expenses in connection with such sale and resale, including all fees and expenses of counsel for Party A or such affiliate.

        (d) Party A shall notify Party B of the number of Private Securities required to be delivered by Party B and the Private Placement Price (or, in the
case of alternative termination settlement, the Termination Price) by 6:00 p.m.
on the day such price is determined.

        (e) Party B expressly agrees and acknowledges that the public disclosure of all material information relating to Party B is within Party B's control and that Party B shall promptly so disclose all such material information during the period from the Expiration Date to and including the Settlement Date.

Party B agrees to use its best efforts to make any filings required to be made by it with the SEC, any securities exchange or any other regulatory body with respect to the issuance of the Private Securities.